UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 17, 2016 (August 11, 2016)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center; Suite 200 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principle Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, Penn Virginia Corporation (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). Prior to commencing the Chapter 11 Cases, the Debtors entered into a Restructuring Support Agreement, dated as of May 9, 2016 (together with all exhibits and schedules thereto, the “Restructuring Support Agreement”), by and among (i) the Debtors; (ii) lenders holding approximately 100% of the principal amount of the approximately $112.6 million in loans outstanding under the Debtors’ senior secured reserve-based revolving credit facility (the “RBL Facility”); and (iii) holders of approximately 86% of the principal amount of the Debtors’ $1,075 million in outstanding senior unsecured notes (the “Notes”).

On June 24, 2016, the Debtors filed the First Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates [Docket No. 350] (the “First Amended Plan”) and the Disclosure Statement for the First Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates and Amended Exhibits Thereto (the “Disclosure Statement”). On June 28, 2016, the Bankruptcy Court entered an order approving the Disclosure Statement and certain related rights offering procedures (the “Rights Offering Procedures”) and solicitation procedures. On August 3, 2016, the Debtors filed the Second Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates [Docket No. 501], to which certain technical modifications were made and filed on August 10, 2016 (as so modified, the “Plan”). On August 11, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. Copies of the Plan and the Disclosure Statement are filed as Exhibits 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference. The Debtors plan to emerge from the Chapter 11 Cases after satisfying the remaining conditions to effectiveness contemplated under the Plan (the first business day on which all conditions to effectiveness of the Plan have been satisfied or waived in accordance with the Plan, the “Effective Date”).

The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

The Plan contemplates, among other things, that, upon the Effective Date:

•	holders of claims arising under the Notes and certain other unsecured claims (the “General Unsecured Claims”) will each receive their pro rata share of (i) 100 percent of the New Common Stock (as defined below), subject to dilution on account of the Rights Offering (as defined below) and the Commitment Premium (as defined below) and (ii) subscription rights to participate in the Rights Offering;

•	claims arising under the Debtors’ debtor-in-possession credit facility (the “DIP Facility”) described below will be paid in full from cash on hand and proceeds from the Exit Facility (as defined below) and the Rights Offering;

•	claims arising under the RBL Facility will be paid in full from cash on hand and proceeds from the Exit Facility and the Rights Offering; and

•	the Company’s current preferred stock and common stock will be canceled, extinguished and discharged.

Certain Agreements in Connection with the Plan

Debtor-In-Possession Financing. Under the terms of the Restructuring Support Agreement, certain lenders under the RBL Facility agreed to provide the DIP Facility to the Debtors pursuant to the terms of a DIP Facility credit agreement. The DIP Facility was approved by the Bankruptcy Court and provides for a multi-draw senior secured superpriority term loan credit facility in the aggregate amount of up to $25 million. Pursuant to the Plan, any amounts outstanding under the DIP Facility will be paid in full in cash upon emergence. The Company has not drawn any amounts from the DIP Facility and does not expect to do so prior to emergence.

Backstop Commitment Agreement. In connection with the Restructuring Support Agreement, the Company entered into a backstop commitment agreement (the “Backstop Commitment Agreement”), attached as Exhibit C to the Restructuring Support Agreement, with the commitment parties thereto (collectively, the “Backstop Parties”), pursuant to which certain holders of the Notes (in their capacity as Backstop Parties) agreed to provide a $50.0 million commitment to backstop the Rights Offering. Under the Backstop Commitment Agreement, the Company has agreed to pay the Backstop Parties, on the closing date of the transactions contemplated by the Backstop Commitment Agreement, a commitment premium equal to 6.0 percent of the Rights Offering Amount (as defined below) (the “Commitment Premium”). If the transactions contemplated by the Backstop Commitment Agreement are consummated, the Commitment Premium will be payable in shares of New Common Stock (as defined below). The Company would instead be required to pay, in cash, a termination fee equal to 4.0 percent of the Rights Offering Amount upon the occurrence of certain termination events as set forth in the Backstop Commitment Agreement. Pursuant to the Backstop Commitment Agreement, the Company will also be required to (A) reimburse the Backstop Parties (i) for reasonable and documented fees and expenses of counsel, consultants and a financial advisor, and any other advisors or consultants as may be reasonably determined by holders of the Notes that are party to the Restructuring Support Agreement and the Backstop Parties, in consultation with the Company, and (ii) for filing fees, if any, required by antitrust laws and reasonable and documented expenses related to such filings and (B) indemnify the Backstop Parties under certain circumstances for losses arising out of the Backstop Commitment Agreement, the Plan and the transactions contemplated thereby.

Rights Offering. In accordance with the Plan, the Backstop Commitment Agreement, and the Rights Offering Procedures, the Company is offering eligible creditors, including the Backstop Parties, shares of New Common Stock of the reorganized Company upon emergence from the Chapter 11 Cases for an aggregate purchase price of approximately $50 million (the “Rights Offering Amount”). Pursuant to the Backstop Commitment Agreement, the Backstop Parties have agreed to purchase all shares of New Common Stock that are not duly subscribed for pursuant to the Rights Offering Procedures at a per share purchase price equal to approximately $50 million divided by the total number of shares allocated to new money contributions (without giving effect to the common stock issued or issuable under the Rights Offering or in respect of the Commitment Premium or in respect of the Management Incentive Plan (as defined below)).

Except as otherwise provided in the Confirmation Order, the rights to purchase New Common Stock in the Rights Offering, any shares issued upon exercise thereof, and all shares issued to the Backstop Parties pursuant to the Backstop Commitment Agreement will be issued in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and/or Regulation D thereunder. As a condition to the closing of the transactions contemplated by the Backstop Commitment Agreement, the Company will enter into a registration rights agreement with certain of the Backstop Parties entitling such Backstop Parties to request that the Company register their securities for sale under the Securities Act at various times.

The Backstop Parties’ commitments to backstop the Rights Offering, and the other transactions contemplated by the Backstop Commitment Agreement, are conditioned upon the satisfaction of all conditions precedent to the effectiveness of the Plan, and other applicable conditions precedent set forth in the Backstop Commitment Agreement. The issuances of New Common Stock pursuant to the Rights Offering and the Backstop Commitment Agreement are subject to certain conditions, and will be effective upon our emergence from the Chapter 11 Cases.

Shareholders Agreement. Pursuant to the Plan, upon the Effective Date, the Company expects to enter into a shareholders agreement (the “Shareholders Agreement”) with the holders of the New Common Stock providing for certain shareholders’ rights, including minority shareholder protections (including amendment provisions relating to such minority shareholder protections).

Exit Facility. Upon the Effective Date, the Company expects to enter into a new four-year senior secured revolving credit facility (the “Exit Facility”), which is intended to provide up to $200 million in borrowing commitments. The initial borrowing base under the Exit Facility is expected to be $128 million. As contemplated in the Plan and depending upon the amount of cash the Company has on hand at the date of emergence, the Company expects to draw approximately $50 to $70 million on the Exit Facility to fund a portion of the payments contemplated by the Plan.

Treatment of Executory Contracts

The Plan provides that all of the Debtors’ Executory Contracts and Unexpired Leases, unless otherwise specified in the Plan or Plan Supplement (as defined in the Plan), shall be deemed assumed as of the Effective Date. The Plan also provides that any monetary defaults under an Executory Contract or Unexpired Lease shall be satisfied in cash on the Effective Date, as set forth in the applicable Cure Notice, and provides procedures for adjudicating objections to such Cure Notices.

Management Incentive Plan

The Plan also provides for a management incentive plan (the “Management Incentive Plan”), which will include, among other things, an allocation of equity-based awards representing up to 5% of the New Common Stock (on a fully diluted basis).

Second Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws

On the Effective Date, pursuant to the Plan, the reorganized Company will adopt the Second Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws (collectively, the “New Organizational Documents”). Among other things, the Second Amended and Restated Articles of Incorporation provide stockholders with certain drag-along and tag-along rights prior to the listing of the New Common Stock on a national securities exchange in the United States.

Composition of New Board of Directors after the Effective Date

On the Effective Date, the Company’s initial board of directors will include the following persons and others to be determined in compliance with the Shareholders Agreement and the New Organizational Documents, as applicable:

•	Mr. Darin G. Holderness, CPA, was the Senior Vice President, Chief Financial Officer and Treasurer of Concho Resources until May 2016. Mr. Holderness has over 20 years of experience in the energy sector including nine years with KPMG LLP where his practice was focused in the energy industry and over 17 years in industry in ever increasing roles of responsibility including serving as Vice President and Controller of Pure Resources, Vice President and Chief Financial Officer of Basic Energy Services, Vice President and Chief Accounting Officer of Pioneer Natural Resources, and most recently as Senior Vice President and Chief Financial Officer of Eagle Rock Energy Partners. Mr. Holderness is a 1986 graduate of Boise State University with a Bachelor of Business Administration in Accounting and is a Certified Public Accountant.

•

Mr. Marc McCarthy has been a Senior Managing Director at Wexford Capital LP since 2008. Previously, Mr. McCarthy worked in the Global Equity Research Department of Bear Stearns & Co., Inc. and was responsible for coverage of the international oil and gas sector. Mr. McCarthy joined Bear Stearns & Co. in 1997 and held various positions of increasing responsibility until his departure in June 2008, at which time he was a Senior Managing Director. Prior to 1997, he worked in equity research at Prudential Securities, also following the oil and gas sector. Mr. McCarthy previously served on the boards of Energy Partners as the Chairman, Coronado Midstream, and is currently Chairman of the Board of Mammoth Energy Corp. Mr. McCarthy is a Chartered Financial Analyst and received a B.A. in Economics from Tufts University.

•	Mr. Harry Quarls currently serves as a Managing Director at Global Infrastructure Partners, a $30 billion energy focused private equity fund. He also serves as a Director for Woodbine Holdings LLC, Fairway Resources LLC, Opal Resources LLC, and Trident Resources Corp. He is Chairman of the Board for both Woodbine Holdings and Trident Resources. Previously, Mr. Quarls served as Managing Director and Practice Leader for Global Energy at Booz & Co., a leading international management consulting firm, and served as member of Booz’s Board of Directors. Mr. Quarls earned a M.B.A. degree from Stanford University and also holds ScM. and B.S. degrees, both in chemical engineering, from M.I.T. and Tulane University, respectively.

Restrictions on Trading of the Company’s Equity Securities to Protect the Use of Net Operating Losses

The Bankruptcy Court has issued a final order pursuant to Sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code enabling the Debtors to avoid limitations on the use of tax net operating loss carryforwards and certain other tax attributes by imposing certain notice procedures and transfer restrictions on the trading of the Company’s existing equity securities. In general, the order applies to any person that, directly or indirectly, beneficially owns (or would beneficially own as a result of a proposed transfer) at least 4.50 percent of either the Company’s outstanding common stock or preferred stock (a “Substantial Stockholder”), and requires that each Substantial Stockholder file with the Bankruptcy Court and serve the Company with notice of such status. Under the order, prior to any proposed acquisition or disposition of the Company’s existing equity securities that would result in an increase or decrease in the amount of the Company’s existing equity securities owned by a Substantial Stockholder, or that would result in a person or entity becoming a Substantial Stockholder, such person or entity is required to file with the Bankruptcy Court and notify the Company of such acquisition or disposition. The Company has the right to seek an injunction from the Bankruptcy Court to prevent certain acquisitions or sales of outstanding common stock or preferred stock if the acquisition or sale would pose a material risk of adversely affecting the Company’s ability to utilize such tax attributes. Such procedures will not apply to the New Common Stock.

Securities to be Issued under the Plan

On the Effective Date, the outstanding shares of the Company’s common stock and preferred stock will be canceled. The authorized capital stock of the reorganized Company will be 50,000,000 shares, consisting of 45,000,000 shares of common stock, par value $0.01 per share (“New Common Stock”) and 5,000,000 shares of preferred stock, par value $0.01 per share. Pursuant to the Plan, the Backstop Commitment Agreement and the Rights Offering:

•	approximately 43.4 percent of the New Common Stock will be issued pro rata to certain holders of claims arising under the Notes;

•	approximately 2.5 percent of the New Common Stock will be issued to certain holders of General Unsecured Claims;

•	approximately 3.2 percent of the New Common Stock will be issued to the Backstop Parties as the Commitment Premium; and

•	approximately 50.9 percent of the New Common Stock will be issued to participants who exercised rights in the Rights Offering and to the Backstop Parties pursuant to the Backstop Commitment Agreement.

As of the Effective Date, there are expected to be a total of approximately 14,992,018 shares of New Common Stock issued and outstanding.

Releases

As of the Effective Date, pursuant to the Plan, all claims and interests against the Debtors or any of their assets, property or estates will be satisfied, discharged and released in full and holders of such claims and interests will be precluded from asserting them against the Debtors, the Debtors’ estates, the reorganized Debtors, their successors and assigns and their assets and properties based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. In addition, each Debtor will be deemed to provide a full discharge and release to each other Debtor, the reorganized Debtors and various other parties and each such entity’s current and former affiliates, and each such entity’s and its current and former affiliates’ current and former directors, managers, officers, principals, members, employees, predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as the most recent practicable date is hereby incorporated by reference to the Company’s quarterly reports on Form 10-Q for the fiscal quarter ended June 30, 2016 filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2016.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein, and in the Exhibits hereto, that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following:

•	the ability of the Company to continue as a going concern, to meet financial obligations during the chapter 11 process and to maintain contracts that are critical to the Company’s operations;

•	the ability of the Company and certain of its creditors to consummate the Plan, including with respect to claims of senior noteholders, trade creditors and equity holders, among others, thereunder;

•	the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the chapter 11 process in general;

•	the length of time that certain of the Company’s creditors will operate under the Chapter 11 Cases;

•	risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Company’s creditors’ ability to develop and consummate the Plan;

•	the effect of the Chapter 11 Cases on the Company’s relationships with third parties, regulatory authorities and employees;

•	the potential adverse effects of the chapter 11 process on the Company’s liquidity, results of operations, or business prospects, the Company’s ability to execute its business and the Plan;

•	increased administrative and legal costs related to the chapter 11 process and other litigation and the inherent risks involved in a bankruptcy process;

•	the sufficiency of the liquidity purported to be made available by the Company’s third party loans and receivables financing approved in connection with the chapter 11 process; and

•	other factors set forth in our periodic filings with the Commission, including the risks set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Commission on March 15, 2016.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Commission. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

The Company cautions that the trading in its securities during the pendency of chapter 11 proceedings is highly speculative and poses substantial risks. Upon the Effective Date, the Company’s existing common stock will be extinguished, and existing equity holders will likely not receive consideration in respect of their existing equity interests. Accordingly, the Company’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any forward-looking statements made by the Company in this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Second Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates (Technical Modifications) filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on August 10, 2016 with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division.

2.2	Disclosure Statement for the First Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates and Amended Exhibits Thereto filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on June 28, 2016 with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penn Virginia Corporation
(Registrant)

By:	/s/ Nancy M. Snyder
Name: Nancy M. Snyder
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date: August 17, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Second Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates (Technical Modifications) filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on August 10, 2016 with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division.

2.2	Disclosure Statement for the First Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates and Amended Exhibits Thereto filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on June 28, 2016 with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division.